Exhibit 10.26
SECURITIES REPURCHASE AGREEMENT
          THIS SECURITIES REPURCHASE AGREEMENT (this “Agreement”) is made as of April 12, 2007 by and among Horsehead Holding Corp., a Delaware corporation (the “Company”), each of the holders of common stock of the Company, par value $0.01 per share (the “Common Stock”), set forth in Exhibit A-1 hereto (collectively, the “Stock Sellers”) and each of the holders of warrants which provide for the right to purchase Common Stock set forth in Exhibit A-2 hereto (collectively, the “Warrant Sellers” and, together with the Stock Sellers, the “Sellers”).
          WHEREAS, the Company has entered into a Purchase/Placement Agreement, dated as of April 4, 2007 (the “Purchase/Placement Agreement”), with Friedman, Billings, Ramsey & Co., Inc. (“FBR”) pursuant to which the Company has agreed to sell, and FBR has agreed to purchase from the Company or place on behalf of the Company, 12,151,184 shares of Common Stock (the “Offering”), at a purchase price of $13.50 per share;
          WHEREAS, the proceeds from the Company’s sale of its Common Stock in the Offering will be placed into an escrow account until the application of the proceeds of the Offering has been approved by the U.S. Federal Energy Regulatory Commission (“FERC”), and following such approval, the proceeds will be released to the Company (the “Proceed Release”);
          WHEREAS, the Stock Sellers desires to sell to the Company, and the Company desires to buy directly from the Stock Sellers, an aggregate of 6,213,076 shares of Common Stock (the “Shares”), and the Warrant Sellers desire to sell to the Company, and the Company desires to buy directly from the Warrant Sellers, warrants to purchase an aggregate of 5,938,108 shares of Common Stock (the “Warrants” and, together with the Shares, the “Repurchased Securities”); and
          WHEREAS, the sale of the Repurchased Securities by the Sellers and the purchase of the Purchased Securities by the Company is conditioned upon the closing of the Offering and the Proceed Release.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.      Delivery of Share Certificates and Warrants
          (a) Concurrent with the execution of this Agreement, each Seller shall (to the extent such certificates are not currently in the possession of Kirkland & Ellis LLP) deliver to the offices of the Company’s attorneys, Kirkland & Ellis LLP, Attn: Steve Toth, 200 East Randolph Drive, Chicago, Illinois 60601, the stock certificates and/or warrant certificates representing the Repurchased Securities to be sold by such Seller, accompanied by duly executed a stock assignments in the form of Exhibit B attached hereto and duly executed warrant assignments in the form of Exhibit C attached hereto (provided that such endorsements shall not be deemed effective until the Repurchase Effective Time (as defined below)). The Company shall not be obligated to deliver the payment pursuant to Sections 2(b) or 3(b) below or replacement securities pursuant to Section 4 below to a Seller until such Seller shall have so delivered the stock certificates and/or warrant certificates representing, immediately prior to the Repurchase Effective Time, the Repurchased Securities to be purchased from such Seller accompanied by such duly executed assignments; provided that if any stock certificates and/or warrant certificates representing, immediately prior to the Repurchase Effective Time, the Repurchased Securities to be sold by a Seller shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the holder claiming such stock certificate and/or warrant certificate to be lost, stolen or destroyed, and (ii) if such holder is not an institutional investor, the posting by such holder of a bond, if required by the Company, in such reasonable form and amount as the Company shall require as indemnity against any claim that may be made against the Company with respect to such stock certificate and/or warrant certificate, then, for purposes of this Section 1, such stock certificate and/or warrant certificate shall be deemed to have been delivered to the Company. In the event that this Agreement is terminated pursuant to Section 7, the Company shall return, or cause to be returned, to each Seller any stock certificates or warrant certificates that have been delivered by such Seller to the Company pursuant to this Section 1.
2.      Sale of Shares.
          (a) Sale of the Shares. At 12:00 P.M. Eastern Standard Time (the “Repurchase Effective Time”) on the date following the Proceed Release (the “Closing Date”), and upon the terms and conditions set forth in this Agreement, each Stock Seller shall sell, transfer, and assign to the Company, the Shares owned by such Stock Seller, and the Company shall purchase from each Stock Seller, all of the right, title, and interest in and to the Shares held by such Stock Seller.
          (b) Deliveries by the Company. On the Closing Date, the Company shall deliver to each Stock Seller, if such Stock Seller has performed all of its obligations under Section 1 of this Agreement in a manner reasonably satisfactory to the Company, a cashier’s check or wire transfer of immediately available funds to a bank account designated by such Stock Seller in writing to the Company no later than three business days prior to the Closing Date in an aggregate amount equal to the product of (i) the number of Shares to be purchased from such Stock Seller by the Company and (ii) 12.555, representing payment in full for the Shares purchased from such Stock Seller pursuant hereto.
          (c) Effect on Shares. As of the Repurchase Effective Time, the Shares purchased hereby shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Stock Seller shall cease to have any rights with respect thereto, other than the right to receive the applicable payment payable in respect of such Stock Seller’s Shares pursuant to Section 2(b). Any certificate to the extent formerly representing Shares purchased hereby shall, from and after the Repurchase Effective Time, solely represent the right to receive the payment payable pursuant to Section 2(b).
3.      Sale of Warrants.
          (a) Sale of the Warrants. On the Closing Date, and upon the terms and conditions set forth in this Agreement, each Warrant Seller shall sell, transfer, and assign to the Company, the Warrants held by such Warrant Seller, and the Company shall purchase from each Warrant Seller, all of the right, title, and interest in and to the Warrants held by such Warrant Seller.
          (b) Deliveries by the Company. On the Closing Date, the Company shall deliver to each Warrant Seller, if such Warrant Seller has performed all of its obligations under Section 1 of this Agreement in a manner reasonably satisfactory to the Company, a cashier’s check or wire transfer of immediately available funds to a bank account designated by such Warrant Seller in writing to the Company no later than three business days prior to the Closing Date in an aggregate amount equal to (i) the product of (A) the number of shares of Common Stock that such Warrant Seller’s Warrants purchased hereby entitle such person to purchase, and (B) 12.555, minus (ii) the aggregate exercise prices for the shares of Common Stock issuable upon exercise of the Warrants to be purchased hereby held by such Warrant Seller, representing payment in full for the Warrants purchased from such Warrant Seller pursuant hereto.

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          (c) Effect of the Transaction. As of the Repurchase Effective Time, the Warrants purchased hereby shall no longer be outstanding and shall automatically be cancelled and terminated and shall cease to exist, and each Warrant Seller shall cease to have any rights with respect thereto, other than the right to receive the payment payable in respect of such Warrant Seller’s Warrants pursuant to Section 3(b). Any warrant certificate, to the extent formerly representing any Warrant purchased hereby shall, from and after the Repurchase Effective Time, solely represent the right to receive the payment payable pursuant to Section 3(b).
4.      The Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place on the Closing Date at the offices of Kirkland & Ellis LLP in Chicago, Illinois at the Repurchase Effective Time, or at such other place or on such other date as may be mutually agreeable to the Sellers and the Company.
5.      Representations and Warranties of the Seller. Each Seller, severally and not jointly, hereby represents and warrants to the Company that:
          (a) Ownership. All of the Repurchased Securities are owned of record and beneficially by such Seller, and such Seller has good and marketable title to the Repurchased Securities, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies, and other arrangements or restrictions whatsoever (“Encumbrances”), other than pursuant to applicable securities laws and the Securityholders Agreement dated as of December 23, 2003 by and among the Company and its equityholders.
          (b) Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by such Seller. This Agreement constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution and delivery by such Seller of this Agreement, and the fulfillment of and compliance with the terms hereof by such Seller, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its limited liability company operating agreement or any material law, statute, rule or regulation to which such Seller is subject, or any material agreement, instrument, order, judgment or decree to which such Seller is subject, except where any such condition would not have a material adverse effect on such Seller or its ability to perform its obligations hereunder. Such Seller has full right, power and authority to sell, assign, transfer and deliver the Repurchased Securities to be sold by such Seller hereunder.
          (c) Information. Such Seller has had an opportunity to ask questions and receive answers concerning the terms and conditions of the repurchase of Shares and Warrants pursuant hereto and has had full access to such other information concerning the Company and its subsidiaries as it has requested. Such Seller has also been provided a copy of and reviewed the preliminary offering memorandum dated March 26, 2007 related to the Offering.
6.      Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Sellers that:
          (a) Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally

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and limitations on the availability of equitable remedies. The execution and delivery by the Company of this Agreement, and the fulfillment of and compliance with the respective terms hereof by the Company, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, its certificate of incorporation or bylaws or any material law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company or any subsidiary is subject, except where any such condition would not have a material adverse effect on the Company or its ability to perform its obligations hereunder.
7.      Termination. In the event that the FERC approval is not obtained within the time periods prescribed in the Purchase/Placement Agreement and the Common Stock sold pursuant thereto is redeemed by the Company, then this Agreement shall terminate automatically and the Company shall promptly thereafter return all certificates representing Shares and/or Warrants to the holders thereof. Upon termination, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its stockholders or directors or officers in respect thereof, except that the provisions of this Section 7 shall continue in full force and effect.
8.      General Provisions.
          (a) Survival of Representations. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by a party or on its behalf.
          (b) Expenses. The parties will each pay their own costs and expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.
          (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
          (d) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by any of the parties hereto and their respective successors and assigns (including subsequent holders of Shares).
          (f) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
          (g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or

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provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          (h) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVERS THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE MATTERS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
          (i) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its sole discretion may apply to any court of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
          (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

HORSEHEAD HOLDING CORP.

By: Name: Title:	/s/ James M. Hensler James M. Hensler President and CEO

SUN HORSEHEAD, LLC

By: Name: Title:	/s/ Kevin Calhoun Kevin Calhoun Vice President

RANDOLPH STREET PARTNERS VI

By: Name: Title:	/s/ Matthew E. Steinmetz Matthew E. Steinmetz Managing Partner

DANIEL WOLF

/s/ Daniel Wolf

ERIC MILLER

/s/ Eric Miller

MARK NEPORENT

/s/ Mark Neporent

Signature Page to Securities Repurchase Agreement

KEVIN GENDA

/s/ Kevin Genda

KRISTINE LUBERT TRUST

By: Name: Title:	/s/ Howard Lubert Howard Lubert Trustee

JLT INVESTMENTS LP

By: Name: Title:	/s/ Howard Lubert Howard Lubert General Partner

GERMANTOWN VENTURES, LLC

By: Name: Title:	/s/ Ira M. Lubert Ira M. Lubert Managing Member

HOWARD ROSS

/s/ Howard Ross

SETH LEHR

/s/ Seth Lehr

ELLYN LEHR

/s/ Ellen Lehr

Signature Page to Securities Repurchase Agreement

NATE COHEN

/s/ Nate Cohen

GLEN OKEN

/s/ Glen Oken

H.I.G. SUN CAPITAL PARTNERS, INC.

By: Name: Title:	/s/ Sami Mnaymneh Sami Mnaymneh Co-President

IL VENTURE CAPITAL, LLC

By:	/s/ Ira M. Lubert
Name: Title:	Ira M. Lubert Managing Member

MITCHELL HOLLIN

/s/ Mitchell Hollin

LARRY HOLLIN

/s/ Larry Hollin

Signature Page to Securities Repurchase Agreement

EXHIBIT A
HOLDERS OF REPURCHASED SECURITIES
Exhibit A-1

Number of Shares of
Stock Sellers	Common Stock Held
Sun Horsehead, LLC	5,647,171
Daniel Wolf	9,654
Eric Miller	9,654
Mark Neporent	9,654
Kevin Genda	51,505
Kristine Lubert Trust	16,098
JLT Investments LP	16,098
Germantown Ventures, LLC	80,478
IL Venture Capital, LLC	128,766
Howard Ross	32,189
Seth Lehr and Ellyn Lehr	32,189
Mitchell Hollin	15,518
Nate Cohen	16,098
Larry Hollin	15,518
Randolph Street Partners VI	93,653
Glenn Oken	1,609
H.I.G. Sun Capital Partners, Inc.	37,224
Exhibit A-2

Number of
Warrant Sellers	Shares upon Exercise
Sun Horsehead, LLC	5,525,201.3
Daniel Wolf	9,228.9
Eric Miller	9,228.9
Mark Neporent	9,228.9
Kevin Genda	49,226.9
Kristine Lubert Trust	15,385.5
JLT Investments LP	15,385.5
Germantown Ventures, LLC	76,915.8
Howard Ross	30,765.1
Seth Lehr	30,765.1
Nate Cohen	15,385.5
Glenn Oken	1,537.1
H.I.G. Sun Capital Partners, Inc.	21,280.6
Larry Hollin	2,752.9
Mitchell Hollin	2,752.9
IL Venture Capital, LLC	123,066.5

EXHIBIT B
ASSIGNMENT SEPARATE FROM CERTIFICATE
[For transfers of Common Stock
(and appointment of attorney in fact)]
          FOR VALUE RECEIVED, the undersigned, subject to the terms and conditions of the Securities Repurchase Agreement dated as of April                     , 2007, does hereby sell, assign and transfer unto Horsehead Holding Corp., a Delaware corporation (the “Company”), the number of shares of Common Stock, par value $.01 per share, of the Company, standing in his or her or its name on the books of said Company represented by the Certificate Number(s) set forth on Annex A attached hereto, and does hereby irrevocably constitute and appoint the secretary of the Company attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated: , 2007
[Seller]

Annex A

Shares of
Certificate Number	Common Stock

EXHIBIT C
ASSIGNMENT
[For transfers of Warrants]
          FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant, subject to the terms and conditions of the Securities Repurchase Agreement dated as of April                     , 2007, hereby sells, assigns and transfers unto Horsehead Holding Corp., a Delaware corporation (the “Company”), the right represented by such Warrant to purchase the number of shares set forth on Annex A attached hereto of Common Stock, par value $.01 per share, of the Company, to which such Warrant relates, and hereby irrevocably constitutes and appoints the secretary of the Company attorney to make such transfer on the books of the Company maintained for such purpose, with full power of substitution in the premises.

Dated: , 2007
[Seller]

Annex A

Warrant	Shares of Common Stock Represented by
Certificate Number	Certificate